Exhibit 10.24

                    ADDENDUM NO. 1 TO CONSTRUCTION AND LEASE
                                    AGREEMENT


     THIS AGREEMENT, made and entered into effective the first day of January, 2002, by and between the PORT OF WALLA WALLA, a municipal corporation of the State of Washington (hereinafter referred to as "Lessor"), and KEY TECHNOLOGY, INC., a Washington corporation (hereinafter referred to as "Lessee"),


                              W I T N E S S E T H:


     WHEREAS, Lessor and Lessee entered into a Construction and Lease Agreement (hereinafter the "Agreement") dated October 17, 1989 and recorded with the Walla Walla County Auditor under Auditor's File No. 9105334 regarding the construction and leasing of certain premises located on Avery Street in Walla Walla, Washington, and

     WHEREAS, the parties desire to amend certain provisions thereof,

     NOW, THEREFORE, in consideration of the Lessor's reduction in Lessee's monthly rent for the period of January 1, 2002 through December 31, 2002, and other good and valuable consideration, the parties agree as follows:

          1. Section 3 of said Agreement is amended to read as follows:

          "3. Term.

               "This Lease shall be for a term of TWENTY-FIVE (25) years, commencing at 12:01 a.m. on the date of delivery of possession of the facility as provided in Section 1F above."

          2. Section 4 of said Agreement is amended by adding new Paragraphs "C" and "D" thereto to read as follows:

                                    " . . . .

          C. It is agreed by the parties that the rental otherwise due as set forth in Paragraph 4 (A) above shall be reduced for the period January 1, 2002 through December 31, 2002 to the sum of TWENTY-FIVE THOUSAND EIGHT HUNDRED THIRTY THREE DOLLARS AND TWELVE CENTS ($25,833.12) per month plus applicable leasehold tax. The scheduled rent shall resume as specified effective January 1, 2003.

          D. It is agreed by the parties that the rental due for the last FIVE
          (5) years of this Agreement (September 21, 2010 through September 20,
          2015) shall be the sum of FIFTY SIX THOUSAND ONE HUNDRED SEVENTY FIVE DOLLARS AND THIRTEEN CENTS ($56,175.13) per month plus applicable leasehold tax."

          3. The first paragraph of Section 37 of said Agreement is amended to read as follows:

               "37. Option to Purchase

               "After the fifth full Lease year hereunder and for the remainder of the period of the Lease, the Lessee shall have the right to purchase the real property and improvements provided hereunder for a price which shall be the sum of the aggregate of (i) all original Costs upon which base rental is being computed at the time of exercise of the option minus the sum of THREE HUNDRED THOUSAND DOLLARS ($300,000.00), reduced by ONE THIRTY FIFTH (1/35) of all such Original Costs for each full year, plus ONE TWELFTH (1/12) of ONE THIRTY FIFTH (1/35) of all such Costs for each month of any partial year of occupancy of the Building under the terms of this Lease, plus (ii) all additional Costs incurred with Lessee's consent after the rent commencement date, reduced by ONE THIRTY FIFTH (1/35) of all such additional Costs for each full year, plus ONE TWELFTH (1/12) of ONE THIRTY FIFTH (1/35) of such Costs for each month of any partial year that such improvements have been included as part of the leased premises, plus (iii) the sum of the deferred rent totaling THREE HUNDRED SEVENTY THOUSAND FIVE HUNDRED EIGHT DOLLARS ($370,508.00) if not theretofore paid, plus (iv) the sum of SIX HUNDRED THOUSAND DOLLARS ($600,000.00), and minus (v) the sum of TWENTY FOUR THOUSAND SEVEN HUNDRED NINETY ONE DOLLARS ($24,791.00) (determined by multiplying EIGHT AND ONE HALF PERCENT (8.5%) times THREE AND ONE HALF MILLION DOLLARS ($3,500,000.00) divided by TWELVE (12)) times the number of months (if any) that the Lessee has tendered, through the date of the purchase by Lessee, rental payments in the amount required under this Lease to Lessor beginning with and not before the first month of the SIXTEENTH (16th) year of the Lease; provided, that Lessee shall not be entitled to receive the ONE THIRTY FIFTH (1/35) credit towards the purchase price as above set forth for the period of January 1, 2002 through December 31, 2002 in light of Lessor's reduction of Lessee's monthly rental during said period of time.

                                    . . . . "

     4. All other terms and conditions of said Agreement not specifically amended herein shall remain in full force and effect.


     IN WITNESS WHEREOF, the parties have executed this Addendum No. 1 to Construction and Lease Agreement this 31 day of December, 2002.



                                                  LESSOR
                                                  PORT OF WALLA WALLA, a
                                                  municipal corporation



                                            By   /s/ James M. Kuntz
                                                 -------------------------------
                                                 James M. Kuntz,
                                                 Executive Director

                                                 LESSEE
                                                 KEY TECHNOLOGY, INC.


                                            By    /s/ Kirk Morton
                                                  ------------------------------
                                                  Kirk Morton, President and COO